UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2023

RREEF Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55598		45-4478978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor	New York,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)
(212) 454-4500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

As previously reported, on September 7, 2023, RPT 1109 Commerce Corner, LLC ("RPT 1109 Commerce"), a wholly-owned indirect subsidiary of RREEF Property Trust, Inc. (the “Company”), entered into a guaranteed maximum price contract to expand the Company's property located at 1109 Commerce Boulevard, Logan Township, New Jersey ("Commerce Corner") by approximately 141,000 square feet (the "Commerce Expansion"). Commerce Corner is a 259,910 rentable square-foot, 100% leased state-of-the-art, multi-tenant warehouse and distribution center acquired by the Company in 2014. The Commerce Expansion is expected to cost approximately $29 million and construction commenced in October 2023. The Commerce Expansion is being undertaken to accommodate the growth initiatives of Performance Food Group (NYSE: PFGC), who has entered into a 15-year lease with RPT 1109 Commerce to take possession of the Commerce Expansion space upon its substantial completion. In connection therewith, Performance Food Group's lease for its existing space at Commerce Corner has been similarly extended to be coterminous, bringing Performance Food Group's footprint to approximately 301,000 square feet once the Commerce Expansion is complete.

In connection with the Commerce Expansion, on December 27, 2023, a group of single purpose entities structured as limited liability companies (each a “Borrower” and collectively, the “Borrowers”), each of which has as its sole member RREEF Property Operating Partnership, LP (the “Operating Partnership”), a wholly owned subsidiary of the Company, entered into a Third Amendment to Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents, dated as of December 27, 2023, by and among the Borrowers, Wells Fargo Bank, National Association, as administrative agent and lender (“Wells Fargo”), and the other lending institutions that may become parties thereto (the “Amendment”). The Company also serves as guarantor.

The Amendment amends the Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents, dated January 27, 2023, as amended, by and among the Borrowers and Wells Fargo (the "Wells Fargo line of credit"). The Amendment was effective as of December 27, 2023, and accomplished the following: (a) added CIBC Inc. ("CIBC") to the credit facility as an additional lender; (b) increased the maximum commitment amount from $100.0 million to $120.0 million; (c) allocated the maximum commitment amount between the Revolving Commitment and the Construction Commitment (each, as defined under the Wells Fargo line of credit); and (d) revised or suspended certain covenants.

The Amendment bifurcated the maximum commitment amount of $120.0 million as follows: $75.6 million to the Revolving Commitment and $44.4 million to the Construction Commitment. The Revolving Commitment and Construction Commitment will both be allocated 70.83% to Wells Fargo and 29.17% to CIBC.

In connection with the Commerce Expansion, Commerce Corner will not be included as a borrowing base property or included for purposes of calculating the borrowing base during the entire construction period. Upon completion of the Commerce Expansion, Commerce Corner will become a borrowing base property and will be included for purposes of calculating the borrowing base.

Pursuant to the Amendment, the Wells Fargo line of credit incurs interest based on the 30-day average of the secured overnight financing rate ("SOFR") plus a spread of 225 basis points. The term is extended from its current maturity of February 28, 2025 to December 27, 2025. The minimum debt yield will be reduced from 10.0% to 9.5% once new appraisals to be ordered by Wells Fargo have been completed.

For the Revolving Commitment, as of December 27, 2023, the Borrowers' maximum borrowing capacity was $47.6 million and the Borrowers' outstanding balance was $34.6 million. For the Construction Commitment, as of December 27, 2023, the Borrowers' maximum borrowing capacity was $44.4 million and the Borrowers' outstanding balance was $21.3 million. The remaining unfunded portion of the Construction Commitment is $23.1 million and will be used to fully fund the remaining costs of the Commerce Expansion.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On December 28, 2023, the Company declared distributions for each of the Company's classes of common stock. The net distribution per share of each class of the Company's common stock is payable according to the table below on December 29, 2023 to stockholders of record as of December 28, 2023.

	Gross Distribution per Share	Less: Dealer Manager and Distribution Fees per Share	Net Distribution per Share
Class A	$0.07496	$(0.01230)	$0.06266
Class I	$0.07496	$(0.00627)	$0.06869
Class D	$0.07496	$—	$0.07496
Class M-I	$0.07496	$—	$0.07496
Class N	$0.07496	$—	$0.07496
Class T	$0.07496	$(0.01213)	$0.06283
Class T2	$0.07496	$(0.01014)	$0.06482
Class Z	$0.07496	$—	$0.07496

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*
Third Amendment to Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents, dated as of December 27, 2023, by and among RPT Terra Nova Plaza, LLC, RPT Loudoun Gateway I, LLC, RPT Palmetto Lakes, LLC, RPT Hialeah I, LLC, RPT Hialeah II, LLC, RPT 1109 Commerce Boulevard, LLC and Wells Fargo Bank, National Association, as Lender and administrative agent.

*Certain identified confidential information has been redacted from this exhibit because it both (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer
        Date: December 28, 2023